Exhibit 4.4

EXPLORATION AND OPTION TO PURCHASE CONTRACT

This EXPLORATION AND OPTION TO PURCHASE CONTRACT is celebrated between:

MINERA MEXICANA EL ROSARIO, S.A. DE C. V., represented herein by ING. FRANCISCO RAMOS SANCHEZ, vested with General Powers of Attorney for Legal Representation, Management Affairs, and Disposition of Assets (henceforth known as the “EXPLORATION COMPANY”) of the first part

and

Mr. ABELARDO GARZA HERNANDEZ, appearing by his own right (henceforth known as “GARZA”); and representing MINERA SAN MIGUEL DE LOS TARROS, S.A. DE C.V. (henceforth called “SAN MIGUEL”); and ING. CARLOS TEODORO ORTIZ RODRÍGUEZ, appearing by his own right (henceforth known as “ORTIZ”) (henceforth collectively and indistinctly called the “CONCESSIONARIES”) as the second Part.

The parties appear to celebrate this Exploration and Option to Purchase Contract (henceforth called the “Contract”) with the intention of stipulating terms and conditions according to which the CONCESSIONARIES give to the EXPLORATION COMPANY:

a)	Exploratory rights derived from the Mining Concessions; and

b)	The right and exclusive option, but not the obligation of acquiring 100% of the rights to the title derived from the Mining Concessions.

Subject to the terms and conditions agreed upon in this instrument and in conformity with the following statements:

I.- The EXPLORATION COMPANY declares that:

A)	It is an anonymous mercantile society with variable capital, existing, and properly established according to laws in force in the United Mexican States, as well as being registered as a mining society in the “Public Mining Registry of the General Directorate of Mines of the Secretary of the Economy”.

B)	It possesses the legal capacity required according to the law to acquire the property of the mining concession located within the territory of the United Mexican States, according to the eleventh article of the Mining Law currently in force.

C)	The legal powers and authorities given to the representative that appears in its name and representation in this act have not been, to the date in which this instrument was signed, revoked, modified nor have they been limited in any way. Such powers and legal authority are, according to the law, sufficient to appear in the manner he appears in this act.

D)	The agreement or fulfillment of the obligations stipulated in this contract will not come into conflict or result in the failure to fulfill any other agreement, pact, or instrument of any nature of which it is part or to which terms it is subject or compelled.

II.- GARZA declares that he owns 100% of the rights to the title derived from the mining concession with the title 208552, which protects the exploration rights over the mining lot called “San Taco”, located in the Municipality of Guadalupe y Calvo, in Chihuahua.

III.- GARZA (representing SAN MIGUEL) and ORTIZ (by his own right) declare both individually and collectively, that they are co-proprietors of the rights derived from these mining concessions located in the Municipality of Guadalupe y Calvo, in Chihuahua:

a)	Exploitation mining concession with the title number 214221, which protects both the exploration and exploitation rights over the mining lot called “Sary”

b)	Exploitation mining concession with the title number 209810, which protects both the exploration and exploitation rights over the mining lot called “Hortensia”.

c)	Exploitation mining concession with the title number 183812, which protects both the exploration and exploitation rights over the mining lot called “Piedra Verde”

The mining concessions and the mining lots that they protect, as described in statements II and III, henceforth will be collectively referred to as “The Mining Concessions”

IV.	— The CONCESSIONARIES declare both individually and collectively that:

a)	They each possess the legal capacity required according to the law, to oblige in the way they do in this act, and to agree upon and fulfill the obligations contained in this instrument;

b)	Each and every one of the Mining Concessions is, to the date in which this contract was signed, and will continue to be for as long as the contract lasts: (i) in force, and free of any burden, charge, encumbrance, or limitation of any dominion, (ii) in complete fulfillment of the obligations stipulated on the 27th article of Mining Law; (iii) free of judicial dispute, lawsuit, judicial or extrajudicial requirement or administrative procedure that could render the cancellation, expiration, nullity, or insubsistence of the right derived from it; and (iv) with the exception of the promise to contract (as defined further ahead in this document), free of legal effects of any agreement or legal act that could hinder, affect, or prohibit the celebration of this Contract, whether it is registered or not in the “Public Mining Registry of the General Directorate of Mines of the Secretary of the Economy” (henceforth mentioned as “Mining Public Records”);

c)	The agreement or fulfillment of the obligations stipulated in this Contract will not come into conflict with, or result in the failure to fulfill any other agreement, pact, or instrument of any nature it is part of, or to which terms it is subject or compelled.

V.	— Both the CONCESSIONARIES and the EXPLORATION COMPANY declare that on October 24th 2003 they signed and ratified before a notary public, a letter of intent by means of which the parties legally promised the celebration of this contract (henceforth mentioned as “Promise of Contract”) and stipulated the terms for the Option to Purchase and the exploration rights on the Mining Concession, which have been stated in this document.

VI.	— The parties declare that on occasion of the mutual manifestations declared prior to this Contract, and because it suits both their legal and economic interests, it is their will to celebrate in this act the Contract of Exploration and Option to Purchase in accordance to the following clauses:

CHAPTER I

Option to Purchase Contract

17.	Option. The CONCESSIONARIES give in this act and transmit to the EXPLORATION COMPANY (both individually and collectively), and the EXPLORATION COMPANY acquires, the right and the irrevocable and exclusive option, but not the obligation, to acquire 100% of the rights derived from each and every one of the Mining Concessions in accordance to the terms and conditions agreed upon in this Contract (henceforth referred to collectively as the “Option to Purchase”)

18.	The Option to Purchase is: (a) exclusive, because it is given only to the EXPLORATION COMPANY (or to whom the EXPLORATION COMPANY gives this right in accordance to this agreement), and (b) irrevocable, because the CONCESSIONARIES, but not the EXPLORATION COMPANY, are forbidden (both individually and collectively) to revoke, renounce, suspend, or interrupt the Option to Purchase for as long as the Option lasts.

19.	Completion. The Option to Purchase will be in force for a period of three (3) years plus thirty (30) calendar days which will be counted starting on the day that the Mining Public Records approves through an official letter the registration of this Contract. (The “Completion of the Option”).

The Completion of the Option will be mandatory for the CONCESSIONARIES, and voluntary at all times for the EXPLORATION COMPANY. The EXPLORATION COMPANY is entitled to give up its rights before the period is completed by virtue of a notification of the unilateral ending of this contract, without any further obligations afterwards, except for those mining rights and other legal obligations that are its responsibility according to this agreement, proportionally to the time elapsed until this contract is over.

20.	Option to Purchase. Should the EXPLORATION COMPANY decide to exercise its Option to Purchase right, it will notify the CONCESSIONARIES in writing as stated in the terms agreed upon in clause 20 (“Purchase Notification”). The EXPLORATION COMPANY can, but is under no obligation to, exercise its Option to Purchase Right at any moment during the period the Option is in force.

21.	Once the Purchase Notification is received from the EXPLORATION COMPANY, the parties are obliged unconditionally under the strictest of responsibilities to sign and ratify before a notary public, within the next twenty (20) calendar days after the Purchase Notification is received, a purchase agreement (the “Purchase Agreement”), through which, the CONCESSIONARIES, as vendor, will transmit to the EXPLORATION COMPANY, as the buyer, in strict accordance to the terms and conditions stated in this Contract, a 100% interest in the rights derived from the Mining Concessions. These rights shall be transmitted: (a) in force and in complete fulfillment with the obligations stated in the 27th article of the Mining Law, (b) free of all burdens and encumbrances of any kind, and (c) free of the legal effects of any contract or legal act that could affect any of the rights derived from the Mining Concessions or that could hinder the signing or the registration of the Purchase Contract in the Mining Public Records.

22.	The Purchase Notification shall be given to the CONCESSIONARIES, and should contain:

a)	The irrevocable intention of the EXPLORATION COMPANY to exercise the Option to Purchase and, as a result, to purchase a 100% interest in the rights derived from the Mining Concessions.

b)	The date, time (which should be within the period stated in clause 5) and places in which the CONCESSIONARIES should appear for the signing and ratification from the notary public of the Purchase Contract. (If any of the CONCESSIONARIES’ civil state is ‘marriage’ under conjugal law, his (their) wife (wives) should also appear to give any needed consent).

c)	An outline of the Purchase Contract, containing the terms and conditions agreed upon in this Contract

23.	Price: The EXPLORATION COMPANY will pay to the CONCESSIONARIES for the purchase of a 100% interest in the rights derived from the Mining Concessions, the total amount of US $965,000 (NINE HUNDRED SIXTY FIVE THOUSAND UNITED STATES’ DOLLARS 00/100), which will be paid in the following manner (henceforth referred to as the “Purchase Price”):

(a)	US $50,000 (FIFTY THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid within the next thirty calendar days, which will begin on the date on which the CONCESSIONARIES sign and ratify this Contract before a notary public. This amount will be distributed among the CONCESSIONARIES in these proportions:

i.	US $16,308.00 (SIXTEEN THOUSAND, THREE HUNDRED AND EIGHT UNITED STATES’ DOLLARS) to be given to GARZA, as owner of the mining concession with title number 208552 (“San Taco”), and as legal representative of “SAN MIGUEL”, for the part he is entitled to of each one of the mining concessions with the title numbers 214221 (“Sary”), 209810 (“Hortensia”), and 183812 (“Piedra Verde”).

ii.	US $33,692.00 (THIRTY THREE THOUSAND, SIX HUNDRED AND NINETY TWO UNITED STATES’ DOLLARS) to be given to ORTIZ for the part he is entitled to of each one of the mining concessions with titles number 214221 (“Sary”), 209810 (“Hortensia”) y 183812 (“Piedra Verde”);

(b)	US $75,000 (SEVENTY FIVE THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid upon the completion of the first anniversary of the signing and ratification of this Contract by the CONCESSIONARIES before a notary public, given that the EXPLORATION COMPANY has not renounced its rights, in accordance to this contract. This amount will be distributed among the CONCESSIONARIES in these proportions:

i.	US $24,462.00 (TWENTY FOUR THOUSAND, FOUR HUNDRED AND SIXTY TWO UNITED STATES’ DOLLARS) to be given to GARZA, as owner of the mining concession with the title number 208552 (“San Taco”) and as legal representative of “SAN MIGUEL,” for the part he is entitled to of each one of the mining concessions with titles number 214221 (“Sary”), 209810 (“Hortensia”), and 183812 (“Piedra Verde”).

ii.	US $50,538.00 (FIFTY THOUSAND, FIVE HUNDRED AND THIRTY EIGHT UNITED STATES’ DOLLARS) shall be given to ORTIZ, for the part he is entitled to of each one of the mining concessions with title numbers 214221 (“Sary), 209810 (“Hortensia”), and 183812 (“Piedra Verde”)

(c)	US $100,000 (ONE HUNDRED THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid upon the completion of the second anniversary of the date in which the CONCESSIONARIES sign and ratify this Contract before a notary public, if the EXPLORATION COMPANY has not renounced its rights according to this Contract. This amount will be distributed among the CONCESSIONARIES in these proportions:

i.	US $32,617.00 (THIRTY TWO THOUSAND, SIX HUNDRED AND SEVENTEEN UNITED STATES’ DOLLARS) to be given to GARZA, as owner of the mining concession with title number 208552 (“San Taco”) and as legal representative of “SAN MIGUEL”, for the part he is entitled to of each one of the mining concessions with title numbers 214221 (“Sary”), 209810 (“Hortensia”), and 183812 (“Piedra Verde”).

ii.	US $67,383.00 (SIXTY SEVEN THOUSAND, THREEE HUNDRED AND EIGHTY THREE UNITED STATES’ DOLLARS) to be given to ORTIZ, for the part he is entitled to of each one of the mining concessions with title numbers 214221 (“Sary), 209810 (“Hortensia”), and 183812 (“Piedra Verde”)

(d)	US $740,000 (SEVEN HUNDRED FORTY THOUSAND UNITED STATES’ DOLLARS 00/100), to be paid upon the third anniversary of the date on which the CONCESSIONARIES sign and ratify this Contract before a notary public, if the EXPLORING COMPANY has not renounced its rights according to this Contract. This amount will be distributed among the CONCESSIONARIES in these proportions:

i.	US $241,363.00 (TWO HUNDRED FORTY ONE THOUSAND, THREE HUNDRED AND SIXTY THREE UNITED STATES’ DOLLARS) to be given to GARZA, as owner of the mining concession with title number 208552 (“San Taco”) and as legal representative of “SAN MIGUEL”, for the part he is entitled to of each one of the mining concessions with title numbers 214221 (“Sary), 209810 (“Hortensia”), and 183812 (“Piedra Verde”)

ii.	US $498,637.00 (FOUR HUNDRED NINETY EIGHT THOUSAND, SIX HUNDRED AND THIRTY SEVEN UNITED STATES’ DOLLARS) to be given to ORTIZ for the part he is entitled to of each one of the mining concessions with titles number 214221 (“Sary”), 209810 (“Hortensia”), and 183812 (“Piedra Verde”).

24.	The parties agree that the sum of the amounts to be paid, as stated in Clause 7 of this Contract constitute the total purchase price agreed upon for the 100% interest in the Mining Concessions. In case the Option to Purchase is exercised before the term of the Option is completed, the obligations contained in Clause 7 parts a) through d) above, will be due and payable before the dates stated in the same Clause and the EXPLORATION COMPANY must pay, on the day that the Purchase Contract is signed and ratified by a notary public, the amount that results by subtracting from the total Purchase Price, the amounts paid to that date according to those parts of Clause 7. Any payment realized in accordance with this Contract should be made according to the fiscal legislation of the United Mexican States that is in force on the date on which the payment is made. Each one of the CONCESSIONARIES will issue in favor of the EXPLORATION COMPANY an invoice, or document conforming to the applicable law, and containing all legal requirements stipulated by pertinent laws for each and every one of the payments received in accordance with this Contract.

25.	In case one of the dates on which the agreed payments are due should fall upon a non- working day, the term will be extended until the working day immediately following. For the purpose of this Contract, all Saturdays and Sundays will be considered non-working days, as well as all those stipulated as such by Mexican Federal Labour Laws.

CHAPTER II

Exploration Contract

26.	Exploration. The CONCESSIONARIES transmit in this act to the EXPLORATION COMPANY, and the latter acquires, exploration rights derived from the Mining Concessions, including the right to conduct Mining Activities over the lots protected by the Mining Concessions, without limitations (in accordance with clause 11 below) (henceforth collectively denominated the “Exploration Rights”).

Completion . The EXPLORATION COMPANY will be entitled to the Exploration Rights during the term of the Option (the “Term of Exploration”). The Term of Exploration will be obligatory for the CONCESSIONARIES and optional for the EXPLORATION COMPANY. The EXPLORATION COMPANY is entitled to renounce prematurely and at any moment, the rights acquired according to the present Contract, through the notification to the other party of the anticipated unilateral completion of the present Contract, as mentioned in point 3 above, with no further responsibility, except for the mining rights and other legal obligations of which it is responsible according to this instrument, proportionally to the date on which it is over.

27.	Mining Activities. The EXPLORATION COMPANY will be entitled to conduct, over the mining lots protected by the Mining Concessions, all activities required to identify mineral deposits and the quantification and evaluation of economically viable reserves that might be contained therein, including, without limiting the general character of the foregoing, the following activities (henceforth the “Mining Activities”):

(a)	The construction of any kind of buildings; geological studies, sampling of rock, soil, sediments, and minerals in order to accomplish metallurgic tests; geological and geophysical mapping; construction of ditches and any other workings to support the exploration operation; diamond drilling, developments and drilling of any other kind; and the construction of mine drifts, shafts, and adits;

(b)	The access, temporary occupation or construction of right-of-ways; construction of access roads, office areas and workshops, and in general, the construction of any installation, building or structure necessary in its judgment to fulfill said objectives;

(c)	The full use of water for all exploration work and labour, and for domestic use of the personnel hired for this purpose; the installation of water pipe, electric lines or any structure or construction designed for the conduct of the same.

28.	Exploration Program. The EXPLORATION COMPANY has the right to establish, at its absolute discretion, the beginning, suspension, conclusion, manner, terms, and conditions of execution of the Mining Activities and the exercise of the Exploration Rights.

29.	The CONCESSIONARIES will be able to (individually or collectively) produce and extract mineral from the mining concessions for as long as this contract lasts, in a technical and planned manner, non-selective, and without hindering access to any of the blocks or damaging the mineral layer for future exploitation (the activities agreed upon), for up to 3,000 (three thousand) tons per month, which are non-accumulative for subsequent months, being able to perform the grinding, extraction, production or processing, and sale of the mineral, for as long as the Option lasts, and until the Purchase Option is exercised by the EXPLORATION COMPANY. Should the CONCESSIONARIES fail to fulfill the technical aspect (both present and future) of the exploitation contemplated herein, this possibility of production will be suspended definitively for them.

30.	The activities that have been agreed upon shall be guided by the following terms and conditions:

a)	The agreed-upon activities cannot obstruct, delay, or interrupt the Mining Activities that are being carried out by the EXPLORATION COMPANY.

b)	Should the execution of the agreed-upon activities be planned within any area, be it underground or superficial, on which the EXPLORATION COMPANY plans to execute or is executing Mining Activities, the latter will have at all times absolute and unobjectionable priority over the agreed upon activities, which will be suspended until the EXPLORATION COMPANY finishes its activities in those areas.

c)	The agreed-upon activities must cease completely within a week of the date in which the Purchase Notification is received from the EXPLORATION COMPANY. Starting on that date, the CONCESSIONARIES will only be able to extract mineralized material that was fallen until that day. Any mineral that the CONCESSIONARIES choose not to extract within 15 days after the Purchase Notification will be left inside the mine for the EXPLORATION COMPANY, free of charge, and the CONCESSIONARIES must withdraw all of their equipment, machinery and installations within a maximum of sixty days.

d)	The CONCESSIONARIES must inform the EXPLORATION COMPANY trimestrally, in writing, of the nature and technical details of all mining activities carried out in the mining lots protected by their mining concessions; such written report must be delivered within the next thirty calendar days after the respective trimester is finished and immediately after receiving the Purchase Notification.

e)	Both the CONCESSIONARIES and the EXPLORATION COMPANY must approve the program of mining activities developed by the former, and in general, all mining activities planned by them, with the purpose of executing the agreed-upon activities.

f)	The CONCESSIONARIES are obliged to comply with every requirement in force imposed by mining, labour, environmental, fiscal, or any other applicable laws during, prior to, or once the agreed-upon activities are concluded; at the exclusive discretion and at the request of the EXPLORATION COMPANY, the CONCESSIONARIES, when permitted by applicable laws, will transfer to the EXPLORATION COMPANY, once the Purchase Option is exercised, all the permits, notices, or authorizations that the CONCESSIONARIES may have obtained in mining or environmental matters for the development of the agreed-upon activities. Likewise, the CONCESSIONARIES, prior to the initiation of the agreed-upon activities, will provide the EXPLORATION COMPANY with a copy of every permit, notification, or authorization that they may have obtained in mining or environmental matters from the pertinent authorities for the development of the agreed-upon activities.

g)	The CONCESSIONARIES will indemnify (individually or collectively) the EXPLORATION COMPANY from, and will keep it free and safe from any loss, responsibility, claim, lawsuit, fine, accusation, or complaint it suffered or could arise as a result of any violation or infringement from any of the CONCESSIONARIES to the requirements imposed by mining, labour, environment, fiscal, and any other laws, as a result of the execution of the agreed-upon activities on the Mining Concessions.

h)	They will be, where third parties, or authorities are involved, solely responsible (individually and collectively) for any sanction, fine, or resolution issued in relation to any violation or infringement to the requirements imposed by mining, labour, environment, fiscal, or any other law that is caused by the execution of the agreed-upon activities for as long as the Contract lasts.

CHAPTER III

Common Dispositions

15.	Obligations. The EXPLORATION COMPANY is obliged, from the date on which the present Contract is signed and ratified by the CONCESSIONARIES, including in an specific yet non-limiting way, the following:

a)	To execute over the Mining Concessions, the exploration work, according to the usages and customs of the miners, according to the mining law and its regulations, and to other legal requirements related to mining activities

b)	To pay the mining rights referred to in the corresponding Article of “Ley Federal de Derechos sobre concesiones mineras respecto a las Concesiones Mineras”, for which means, the CONCESSIONARIES will provide needed documentation, allowing the EXPLORATION COMPANY to pay them at the bank of its preference, giving the CONCESSIONARIES the evidence that will prove the fulfillment of such obligations. This particular obligation will begin on the first semester of 2004, in which case, the EXPLORATION COMPANY will refund the CONCESSIONARIES for the payments they may have made in this matter.

c)	To preserve in a good state of conservation the milestones (landmarks or monuments) of the starting points of the Mining Concessions, for which means, the CONCESSIONARIES are obliged to deliver to the EXPLORATION COMPANY the corresponding documentation, such as surveys, certifications of landmarks, and anything else that may be needed.

d)	To deliver to the CONCESSIONARIES, within the next 60 (sixty) calendar days after this contract is finished, should the Purchase of the mining concessions not be exercised, all the information generated, apart from the documentation related to the execution of jobs carried out within the last year this Contract was in force. In addition to this, the EXPLORATION COMPANY will give the CONCESSIONARIES a report of the operations carried out in the Mining Concessions, which shalll include information regarding the mineral layers or reserves located in them, as well as of geologic, mining and sampling work, in addition to metallurgical laboratory tests carried out, with copies of the geologic and topographic maps, as well as of the drilling performed. Such documentation can be delivered in English, if its original version was done in that language. Furthermore, the EXPLORATION COMPANY will give the CONCESSIONARIES the remainder of, and untested, samples produced by the drilling carried out on the mining concessions.

The parties recognize that the information generated by the exploration of the Mining Concessions has a confidential and industrially secretive character, thus the CONCESSIONARIES are obliged to maintain as a secret, for the lasting of the contract, and for as long as there is a relation between the parties due to this contract, any and all information given by the parties, and that has not been prior public knowledge in any way, unless there is express authorization by agreement of the parties.

e)	To respond to the obligations in labour, social security, fiscal, and other matters towards the personnel of the EXPLORATION COMPANY that work in the mining concessions for the purpose of the exploration being conducted according to this contract.

f)	To indemnify, relieve, defend and maintain safe the CONCESSIONARIES from any lawsuit, claim, harm, damage, responsibility, sentence, action, cost , expense, including legal, that could be imposed, become valid, or occur on any of these, because of harm or damage caused by the EXPLORATION COMPANY’s actions, motivated by this Contract, beginning on the date in which it is signed and ratified, and for as long as it lasts, as well as to avoid incurring any of the causes of nullity, cancelation, suspension or insubsistence of rights refered to in the pertaining articles of the Mining Law and its regulations, otherwise, from this moment on is committed to solve, or in such case, to repair the harm and damages taken place.

g)	To comply with the requirements referred to in Articles 34 and 39 of the Mining Law, whereby the EXPLORATION COMPANY will be solely responsible for mitigating environmental impacts that could be caused by their exploration activities in the Mining Concessions, as well as being henceforth committed to the CONCESSIONARIES to restore, repair, restitute, and reforest the areas affected by such activities.

h)	The EXPLORATION COMPANY can extract minerals from the Mining Concessions only for the means of exploration, sampling, and metallurgic tests, which is why, if the Purchase Option is not excercised by the EXPLORATION COMPANY, the minerals will be at the disposition of the CONCESSIONARIES, otherwise, the latter will not be able to use said minerals during the term of the Contract.

i)	Starting in 2004, it is the responsibility of the EXPLORATION COMPANY to perform and demonstrate the fulfillment of the requirements stipulated in articles 27, 28, 29, and others that apply to the subject matter of the Mining Law and its regulations, executing the exploration work and carrying out in the Mining Concessions at least the minimal investments required in the terms and conditions established by the Mining Law and its regulations, in accordance to the year in which the Mining Concessions are in force. The investments will be carried out by the EXPLORING COMPANY, preferably in the titles indicated in the 29th Article of Mining Law. Henceforth, the CONCESSIONARIES bestow upon the EXPLORING COMPANY the right to carry out these obligations, which the latter is obliged to fulfill, giving the CONCESSIONARIES the evidence that shows the fulfillment of such.

Should the investments made in the Mining Concessions during a specific year exceed the minimal investments mentioned above and that correspond to this subject matter according to Mining Law and its regulations, these investments should be reported totally, to be included in the “Report to Prove the Execution of the Exploration Work and Labour” in which it is referenced, with the objective of applying said surplus in subsequent reports, on the understanding that such excess will also be applicable to the fulfillment of this obligation by the EXPLORING COMPANY, in subsequent years.

It will immediately be the obligation of the EXPLORATION COMPANY, for as long as this Contract lasts, and should it be terminated within the first five months of whichever year it is, of what is stipulated in the two previous paragraphs, regarding the Report to Prove the Execution of the Exploration Work and Labour, during the year previous to that date, to deliver to the CONCESSIONARIES a copy of such. Likewise, the EXPLORING COMPANY is obliged to report in writing, on an annual basis to the CONCESSIONARIES of the exploration work performed and will deliver to them a summary of the investments carried out in accordance with the stipulations in the two previous paragraphs, including information generated by such investments. These annual reports shall be delivered to the CONCESSIONARIES within the next 60 (SIXTY) calendar days after whichever year it is; the EXPLORATION COMPANY, will present, by its due date, to the Secretary of Economy, the reports and proof to which it is compelled, and to which the Mining Legislation refers, with the required periodicity, complying at all times with the stipulations of the 28th Article of the Mining Law.

j)	The EXPLORATION COMPANY will not be able to celebrate any contract or legal act regarding the Mining Concessions that would burden, assess, or limit them in any way, and to indemnify, relieve, defend, and keep safe the CONCESSIONARIES from any burden , assessment, lawsuit, claim, harm, damage, responsibility, sentence, action, cost, or expense, including legal, that could be imposed upon it, become valid or occur on any of these, by harm or damage caused by actions of the EXPLORING COMPANY, motivated by this contract, starting on the date that it is signed and ratified.

k)	The EXPLORATION COMPANY is obliged to cover the expenses needed to request the elevation into exploitation, or the renewal, of the Mining Concessions, whose current validity expires before the termination of this Contract, on time, and in accordance to Mining Law and its regulations.

In this regard, the CONCESSIONARIES are obliged to notify the EXPLORATION COMPANY of the deadlines to fulfill the obligation mentioned in the previous paragraph, with thirty days notice.

(a)	Obligations. The CONCESSIONARIES are obliged, from the day of the signature of this Contract, and throughout the time it is in force, to maintain the Mining Concessions in good standing, and under the conditions stipulated in Declaration IV clause b) and to not:

a)	Record, transmit, promise, transfer, option or offer for sale any of the derived rights or the title of the Mining Concession;

b)	Reduce or ask for the reduction of any portion of the superficial area of the mining lots protected by the Mining Concessions, without previous written consent from the EXPLORATION COMPANY.

c)	The CONCESSIONARIES must, in case it is obligatory according to all applicable law, present before the General Directorate of Mines of the Secretary of the Economy, within the month of May 2004, a transcript that credits the fulfillment of the obligation of executing and proving the exploration and exploitation works and jobs, whichever the case may be, corresponding to the year 2003, as well as delivering on time a copy of that documentation for the EXPLORATION COMPANY.

17.	Non-performance. In case of non-compliance with any of the obligations previously stated in this Contract, by either of the parties, and as a previous requirement to any legal action, the affected party must deliver to the other party a notification indicating the obligation(s) that, in their opinion, have not been fulfilled; and must allow said other party to remedy this deficiency within a 30 calendar day period from the day the notification is given (the “Non-performance Notification”).

If, at the conclusion of the term authorized in the previous paragraph, the non-performance with the obligation(s) has not been corrected or the party responsible for said non-performance has not demonstrated to the affected party any evidence that justifies said circumstance, then the affected party can deliver to said party a notification of rescission of the Contract (the “Rescission Notification”).

18.	Laws and Applicable Courts. The present Contract is celebrated according to the terms stated in the 78th Article of the Commercial Code, its nature is mercantile, and should be interpreted and regulated by the applicable dispositions stated by the Mining Law and its regulations, the Commercial Code, and the Federal Civil Code. The parties will be subject to state and federal authorities, residing in the City of Chihuahua, State of Chihuahua, in the case of conflict, or when interpretation to the statements presented in this Contract is required, or in the lack of express stipulation within the same, renouncing the jurisdiction of any other judge, tribunal or court, that they could have access to, due to their respective actual or future addresses, or due to other legal dispositions that were or could be applicable.

19.	Force Majeure. In the event that, during the term that this Contract is in force, an Act of God or Fortuitous Event (as defined in this clause) should take place then the requirement for the payment of the obligations agreed upon in this Contract, will be suspended for as long as this Act of God or Fortuitous Event lasts and the term in which to comply with said payment will be extended by a time equal to the time of existence of the Act of God or Fortuitous Event.

The parties recognize as cases of “Force Majeure” or “Fortuitous Event” as the following: all natural acts, fortuitous or otherwise out of the control of either one of the parties, such as earthquakes, volcanic eruptions, hurricanes, fires, floods, storms, accidents, droughts, landslides, mutinies, rebellions, revolutions, wars, labour strike, illegal deprivation of freedom, acts of authority, impossibility or obstruction of the access to the mining lots protected by the Mining Concessions, and, in general, any other event or act out of the control of either or both parties that may impede or delay the fulfillment of obligations agreed to in the present Contract.

20.	Announcements and Notifications. All announcements and notifications between the parties, as a result of this Contract, should be given in writing and must be addressed to the parties at the last location or address stated in this Contract, which, unless written communication exists that would inform otherwise, will be :

EXPLORATION COMPANY : Calle Retorno Virgilio No. 107-A Altos Col. Complejo Industrial Chihuahua Chihuahua, Chih. C.P. 31136 Atn: Ing. Francisco Ramos Sanchez Fax: (442) 218-3177

CONCESSIONARIES : Ing. Abelardo Garza Hernández R. Flores Magón No. 67 Int. 8-A Col. Centro Hidalgo del Parral, Chih. 33800 Fax: (627) 522-2293

Ing. Carlos Teodoro Ortiz Rodríguez Panorámica No. 80 Col. Municipio Libre Guanajuato, Guanajuato 36080 Tel: (473) 732-1786 and 732-2983

Either party can change, at any time, its aforementioned address by informing the other party by a written notification within 10 calendar days before it becomes effective.

All notifications must be made: (i) personally, or (ii) by any electronic media, with a confirmation by certified or registered mail of the corresponding receipt, or (iii) by certified or registered mail requesting confirmation of receipt by commercial courier. All notification will be valid and considered received: (a) if it was delivered personally, on the date it was made if it was made at the regular established working hours, or if it was not made during regular working hours, then if it was delivered the next working day to the date it was made, (b) if delivered by electronic media, receiving from the other party the following working day, a confirmation of the receipt of the notification, and (c) only if delivered by mail or commercial courier, if confirmed the working day after the receipt. Both parties are able to change their respective addresses by notification of the other party.

Both parties are committed to notify one another on time and authentically of any situation they have knowledge of, whether it is formally or informally, and that could affect the existence, legitimacy, and availability of the Mining Concessions, with the intention of defending them.

21.	Termination. The present Contract will be considered terminated leaving no effects or legal power, without the need of a resolution or a judicial appeal in the following cases:

a)	the termination by the EXPLORATION COMPANY alone or by the person to whom they have transferred their rights, as authorized by this Contract, by sending a written notification of the termination of the Contract (“Termination Notification”). The EXPLORATION COMPANY is not obligated to justify, prove, or provide any cause or reason for which this Termination Notification has been made;

b)	the expiration of the Term of the Option and the Term of Exploration;

c)	the delivery of the Rescission Notification according to clause 21 [should be Clause 17];

d)	the achievement of the objectives for which this Contract was made;

e)	the express written agreement from both parties, signed and ratified before a notary public.

f)	The non-performance from the EXPLORING COMPANY of any of the payments agreed upon in this contract, and/ or any other obligation whose fulfillment is its responsibility, according to that stipulated in Clause 17.

22.	Area of Influence. Every right or legal interest, which after the date of signing of this document, the CONCESSIONARIES acquire over any mining concession that is not considered in this Contract and which lies within 3 kilometers of the exterior limits of the superficial area of the mining lot protected by the Mining Concession, will form part of the jurisdiction of this Contract and will be included automatically in the Mining Concessions, with the exception of those mining concessions acquired prior to the signing and ratifying of this Contract.

23.	Successors and Assignees. The present Contract shall be binding upon and enure to the benefit of both parties, as well as their successors and assignees.

24.	Additional Obligations. The CONCESSIONARIES agree to perform every act and to uphold and/or sign any additional document, commitment or instrument that might be required, necessary or prudent to conform to Mexican laws in order to perform the registration of the present Contract before the “Public Mining Registry of the General Directorate of Mines of the Secretary of the Economy”

All expenses and wages that result from the consent and registration of this contract and/or the Purchase Contract, will be paid by the EXPLORATION COMPANY.

25.	Transfer of Rights. The EXPLORATION COMPANY may, without requiring the previous consent of the CONCESSIONARIES, transfer totally or partially, the rights acquired by this Contract. In the event of a Transfer of Rights, the acquiring third party will also accept all the obligations agreed to in the present Contract by the EXPLORATION COMPANY, which will become obligatory from the day the Transfer of Rights takes place.

26.	Legal Advice. The parties acknowledge having obtained enough legal advice on their own to celebrate this act, and to have read and understood (through their respective legal advisors) the legal effects and validity of this Contract.

27.	Entire Agreement. The present Contract and notification documents referred to herein form the entire agreement by both parties with respect to the subject matter, and supersede every other agreement, document or letter of intent, verbal or written, that both sides have made in relation to this matter, and including, without limitation, the Promise to Contract.

Read as it was to the parties that participate in it, and in acknowledgement of its significance and legal force, this Contract was signed as recorded by GARZA at Hidalgo del Parral, Chihuahua, on the 28th, day of February, 2004, and by ORTIZ and the EXPLORING COMPANY at Guauajuato, Guanajuato, on the 3rd day of March, 2004.

The EXPLORATION COMPANY

MINERA MEXICANA EL ROSARIO, S.A. DE C.V.

/s/ Ing. Francisco Ramos Sanchez
ING.FRANCISCO RAMOS SANCHEZ

LEGAL REPRESENTATIVE

THE CONCESSIONARIES

BY HIS OWN RIGHT

/s/ Abelaardo Garza HernÁndez
ABELARDO GARZA HERNÁNDEZ

BY HIS OWN RIGHT

/s/ Ing. Carlos
ING. CARLOS TEODORO ORTIZ RODRÍGUEZ

MINERA SAN MIGUEL DE LOS TARROS, S.A. DE C.V.

/s/ Abelardo Garza Hernandez
ABELARDO GARZA HERNANDEZ

LEGAL REPRESENTATIVE